Exhibit 3.1

Page 1

I, CHARUNI PATIBANDA-SANCHEZ, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF FORMATION OF “APPALACHIAN POWER RECOVERY FUNDING LLC”, FILED IN THIS OFFICE ON THE TWELFTH DAY OF NOVEMBER, A.D. 2025, AT 4:21 O`CLOCK P.M.

Charuni Patibanda-Sanchez, Secretary of State
10400489 8100 SR# 20254543616	Authentication: 205330880 Date: 11-14-25
You may verify this certificate online at corp.delaware.gov/authver.shtml

State of Delaware Secretary of State Division of Corporations Delivered 04:21 PM 11/12/2025 FILED 04:21 PM 11/12/2025 SR 20254543616 - File Number 10400489

STATE OF DELAWARE

CERTIFICATE OF FORMATION

OF LIMITED LIABILITY COMPANY

The undersigned authorized person, desiring to form a limited liability company pursuant to the Limited Liability Company Act of the State of Delaware, hereby certifies as follows:

1. The name of the limited liability company is                   Appalachian Power Recovery Funding LLC                                .

2. The Registered Office of the limited liability company in the State of Delaware is located at 1209 Orange Street                            (street), in the City of Wilmington            , Zip Code 1980l              . The name of the Registered Agent at such address upon whom process against this limited liability company may be served is The Corporation Trust Company                  .

By:
Authorized Person

Name:	Paula Haynes
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